U.S. Small Business Administration

NOTE

SBA Loan #	14440173-08
SBA Loan Name	C-Bond Systems, Inc
Date	April 28, 2020
Loan Amount	$156,200.00
Interest Rate	One percent (1.0%) fixed rate note
Borrower	C-Bond Systems, Inc
Operating Company	C-Bond Systems, Inc
Lender	COMERICA BANK

1. PROMISE TO PAY:

   In return for the Loan, Borrower promises to pay to the order of Lender the amount of One Hundred Fifty Six Thousand Two Hundred And 00/100 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

   "Collateral" means any property taken as security for payment of this Note or any guarantee of this Note.

   "Guarantor" means each person or entity that signs a guarantee of payment of this Note.

   "Loan" means the loan evidenced by this Note.

   "Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

   "SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

1. **Maturity:** This Note will mature in **2 years** from date of Note.

2. **Repayment Terms:**

The interest rate is **1.00%** per year.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Loan Prepayment:
Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:

a. Give Lender written notice;
b. Pay all accrued interest; and
c. If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days' interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

All remaining principal and accrued interest is due and payable 2 years from date of Note.

3. **Additional Terms**:

Payment Dates:

Borrower shall make monthly payments of interest and principal commencing of November 1st, 2020 (the "First Payment Date"), and continuing on the 1st day of each month through the term of this Note. Although no payments will be due until the First Payment Date, Borrower acknowledge(s) and agree(s) that this Note will begin accruing interest from the date of this Note.

Payment Amount:

Each monthly payment shall be in the amount which would fully amortize the principal balance outstanding under this Note as of the First Payment Date, inclusive of accrued interest, in equal monthly payments over the remaining term of this Note.

Lender must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the Note.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds;
D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;
G. Fails to pay any taxes when due;
H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I. Has a receiver or liquidator appointed for any part of their business or property;
J. Makes an assignment for the benefit of creditors;
K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;
L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or
M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;
B. Collect all amounts owing from any Borrower or Guarantor;
C. File suit and obtain judgment;
D. Take possession of any Collateral; or
E. Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6. LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A. Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C. Release anyone obligated to pay this Note;

D. Compromise, release, renew, extend or substitute any of the Collateral; and

E. Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.

B. Borrower waives all suretyship defenses.

C. Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral.

D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F. If any part of this Note is unenforceable, all other parts remain in effect.

G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. STATE SPECIFIC PROVISIONS:

ARIZONA (for residents of Arizona):
In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

CALIFORNIA (for residents of California):
In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law. **THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.**

MICHIGAN (for residents of Michigan):
In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law. **THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.**

FLORIDA (for residents of Florida):
In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law. **IF THE LOAN AMOUNT IS GREATER THAN $500,000, THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS. IF THE LOAN AMOUNT IS LESS THAN OR EQUAL TO $500,000, THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 18% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.**
If Borrower is an individual, Borrower consent(s) pursuant to Section 222.11(2)(b), Florida Statutes, to attachment or garnishment to the fullest extent permitted therein.

TEXAS (for residents of Texas):
In no event shall the interest payable under this Note at any time exceed the Maximum Rate. The term "Maximum Rate", as used herein, shall mean at the particular time in question the maximum nonusurious rate of interest which, under applicable law, may then be charged on this Note. If on any day the applicable interest rate(s) hereunder in respect of any Indebtedness under this Note shall exceed the Maximum Rate for that day, the rate of interest applicable to such Indebtedness shall be fixed at the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued on the unpaid principal balance of this Note equals the total amount of interest which would have accrued if there had been no Maximum Rate. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the undersigned from time to time as of the effective date of each change in such maximum rate. For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

This Note and all other documents, instruments and agreements evidencing, governing, securing, guaranteeing or otherwise relating to or executed pursuant to or in connection with this Note or the Indebtedness evidenced hereby (whether executed and delivered prior to, concurrently with or subsequent to this Note), as such documents may have been or may hereafter be amended from time to time (the "Loan Documents") are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.

TEXAS (Continued):

It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender's exercise of the option to accelerate the maturity of this Note, or if any prepayment by the undersigned or prepayment agreement results (or would, if complied with, result) in the undersigned having paid, contracted for or being charged for any interest in excess of that permitted by law, then it is the express intent of the undersigned and Lender that this Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note or, if fully paid, upon such other Indebtedness as shall then remain outstanding (or, if this Note and all other Indebtedness have been paid in full, refunded to the undersigned), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the undersigned for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of the undersigned to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to the undersigned as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Borrower:

C-Bond Systems, Inc

By: [signature]

Name: Vince Puligese

Title: President

LOAN AGREEMENT

THIS LOAN AGREEMENT, made and entered into this 28th day of April, 2020 (this "Loan Agreement"), by and between C-Bond Systems, Inc (collectively, "Borrower") and COMERICA BANK ("Lender").

WITNESSETH

WHEREAS, of even date herewith, Lender and Borrower have entered into that certain U.S. Small Business Administration ("SBA") loan wherein the Lender agreed to provide a loan (the "Loan") to Borrower for up to One Hundred Fifty Six Thousand Two Hundred And 00/100 DOLLARS ($156.200.00) under the Paycheck Protection Program ("PPP") offered by the SBA; and

WHEREAS, in order to loan funds to Borrower, Lender enters into this Loan Agreement with Borrower for the purposes herein contained; and

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
AMOUNT AND TERMS OF LOAN

1.1 RECITALS. Each of the above recitals are hereby incorporated into and made a part of this Loan Agreement by this reference.

1.2 LOAN AND NOTE. The term "Loan" herein shall refer to the indebtedness of Borrower to Lender evidenced by a Note in the original principal amount of One Hundred Fifty Six Thousand Two Hundred And 00/100 DOLLARS ($156.200.00) in form satisfactory to Lender (the "Note").

1.3 FORGIVENESS ELIGIBILITY. The Note is subject to partial or full forgiveness, the terms of which are dictated by the SBA, Interim Final Rule RIN 3245-AH34, subsequent SBA guidance, the Code of Federal Regulations, the PPP, and all related rules, laws, regulations, and guidance, as may be amended from time to time (the "Forgiveness"). Borrower acknowledges that the calculation methodology for the amount of Forgiveness (the "Forgiveness Amount") is solely dictated by SBA and federal rules, regulations, and laws, and is not dictated by the policies, procedures, or guidelines of Lender. Therefore, Borrower agrees to hold Lender and its respective affiliates, subsidiaries, directors, officers and employees ("Lender Parties") harmless against, and releases Lender Parties from, all losses, claims, and damages which Borrower and its affiliates, subsidiaries, directors, officers and employees incur arising out of or relating to the Forgiveness and the calculation of the Forgiveness Amount. Borrower hereby expressly acknowledges and agrees that it will be fully liable to pay all amounts owed and due to Lender due under and in connection with the Note in excess of the Forgiveness Amount.

1.4 FORGIVENESS APPLICATION. As a part of the application for the Loan, Borrower has provided Lender certain documentation verifying the number of full-time equivalent employees on the Borrower's payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, covered utilities for the Loan, and other supporting documentation ("Documentation"). Borrower certifies that it shall:

a. During the eight-week period immediately following the funding of the Loan, (the "Forgiveness Period"), (i) use the Loan proceeds solely to pay covered payroll costs, mortgage interest, rent and utilities, and (ii) use at least 75% of such payments to pay covered payroll costs;

b. Maintain supporting documentation similar in form and fashion to the Documentation, as well as any other tax filings, cancelled checks and additional information Lender or SBA may request in accordance with a request for Forgiveness under the Paycheck Protection Program, and deliver such information promptly upon request of Lender or SBA; and

c. Promptly, but in no event later than six weeks after the end of the Forgiveness Period, submit an application for loan forgiveness to Lender and promptly take all additional actions requested or demanded by the SBA in connection with such application for Forgiveness.

ARTICLE II
CONDITION OF LENDING

2.1 CONDITIONS PRECEDENT TO THE LOAN. As a condition precedent to Lender making the Loan, the Borrower shall deliver to Lender on or before the date of the Loan closing, the following, in form and substance satisfactory to Lender:

a. Fully executed Note; and

b. Such other documents as reasonably may be required by the Lender or Lender's counsel.

The Loan documents as provided above (collectively, the "Loan Documents"), when prepared, shall set forth the matters contained in the Loan Agreement and contain such other provisions as are deemed necessary or desirable by Lender. The form and substance of all such documents must be satisfactory to Lender prior to disbursement by Lender of any of the proceeds of the Loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents and warrants to, and agrees with the Lender as follows:

3.1 POWER AND AUTHORIZATION.

a. The Borrower has authorized the execution, delivery and performance of the Note, this Loan Agreement and all other documents contemplated by this Loan Agreement, and such execution, delivery, and performance will not violate any law, or any other agreement to which Borrower is a party. Borrower hereby certifies that the undersigned is an authorized signer on behalf of Borrower. The execution, delivery, and performance of the Note, this Loan Agreement, and all other documents contemplated by this Loan Agreement have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) any of Borrower's organizational documents or agreements, or (b) any agreement or other instrument binding upon Borrower, or (2) any law, governmental regulation, court decree, or order application to Borrower or Borrower's properties.

b. This Loan Agreement constitutes, and upon execution and delivery thereof, the Note, and the Loan Documents will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower.

3.2 BORROWER CERTIFICATIONS. The Borrower, for itself and its operating company, affirm that the SBA representations and certifications stated in **Exhibit A** are true and correct and are incorporated by reference. The Borrower expressly acknowledges and agrees that it may be required to make additional certifications in connection with the Loan and/or ratify the certifications, representation and warranties in any of the Loan Documents.

3.3 FINANCIAL CONDITION. The reports and financial statements of Borrower submitted to Lender in connection with the Loan have been prepared from Borrower's records in accordance with generally accepted accounting principles and practices, consistently applied, cash basis accounting principles, consistently applied, or the Financial Reporting Framework for Small and Medium Sized Entities, and fairly reflect the financial condition of Borrower for the periods therein defined. No material adverse changes have since occurred.

3.4 SBA & PPP GOVERN. Borrower acknowledges and agrees that the Loan and this Loan Agreement are subject to SBA SOP, rules, regulations, guidelines, guidance, and requirements and any other federal rules, regulations, guidelines, or guidance applicable or pertaining to the PPP, as such may be amended from time to time.

ARTICLE IV
COVENANTS BY BORROWER

Until all the obligations of Borrower under this Loan Agreement have been performed and paid in full, Borrower covenants and agrees as follows:

4.1 MAINTENANCE OF BUSINESS AND CORPORATE EXISTENCE. Borrower shall comply with all valid and applicable statutes, ordinances, rules and regulations and shall keep in force and effect all licenses, permits, bonds and franchises necessary for the proper conduct of its business.

4.2 MANAGEMENT AND OWNERSHIP. No material change shall be made without the prior written consent of Lender in the management or ownership of Borrower, or in the manner in which its business is conducted. Said consent shall not be unreasonably withheld by Lender.

4.3 FINANCIAL STATEMENTS. Borrower shall promptly furnish a copy of its financial statements, tax returns, and such other or additional financial information as Lender may from time to time request.

4.4 TAXES. Borrower shall pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any property of the Borrower.

4.5 EXAMINATION OF RECORDS. Borrower shall permit any representative of Lender to examine and to audit any or all of Borrower's books and records and to copy portions thereof upon receipt of reasonable notification and request.

4.6 USA PATRIOT ACT VERIFICATION INFORMATION. Borrower shall provide evidence of its legal name, tax identification number, and street address, and a driver's license and date of birth (if the Borrower is an individual), satisfactory to and sufficient for the Bank to verify the identity of the Borrower, as required under the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

ARTICLE V
EVENTS OF DEFAULT

5.1 The occurrence of any one or more of the following shall constitute an "Event of Default":

a. Nonpayment, when due, of any principal, accrued interest, premium, fee or other charge due under the Note.

b. Default by Borrower in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under this Loan Agreement, the Note, or under any other document contemplated by this Loan Agreement.

c. If Borrower shall:

1) Make a general assignment for the benefit of its creditors;
2) File a voluntary petition in bankruptcy;
3) Be adjudicated as bankrupt or insolvent;
4) File any petition or answer seeking, consenting to, or acquiescing in, reorganization, arrangement, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation;
5) File an answer admitting or failing to deny the material allegations of the petition against it for any such relief;
6) Admit in writing its inability to pay its debts as they mature;
7) Discontinue business; or
8) Be unable to pay debts as they become due.

d. Borrower fails to have vacated or set aside within thirty (30) days of its entry any court order appointing a receiver or trustee for all or a substantial portion of the Borrower's property.

e. Any warranty, representation or statements made or furnished to Lender by Borrower in connection with the Loan or in connection with this Agreement (including any warranty, representation or statement in the application of Borrower for the Loan or in any accompanying financial statements) or to induce Lender to make the Loan, proves to be untrue, misleading or false in any material respect.

f. Borrower defaults in the payment of any principal or interest on any obligation to Lender or to any other creditor.

ARTICLE VI
REMEDIES ON EVENT OF DEFAULT

6.1 DECLARE NOTE DUE. Upon the occurrence of any Event of Default as defined in this Loan Agreement, the Note, or any other document contemplated by this Agreement, then in any such event, Lender at its option, may declare the entire unpaid balance of the Note to be forthwith due and payable, and thereupon such balance shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and Borrower will forthwith pay to Lender the entire principal of and interest accrued on the Note.

6.2 OTHER REMEDIES. Upon the occurrence or discovery of an Event of Default the Lender shall, in addition to its option to declare the entire unpaid amount of the Note due and payable, at its option exercise any and all rights of setoff which Lender may have against any account, fund or property of any kind, tangible or intangible, belonging to Borrower and which shall be in Lender's possession or under Lender's control.

ARTICLE VII
MISCELLANEOUS

7.1 CLOSING. The Lender shall not be obligated to make the Loan or advance any funds until Borrower has fully met all requirements herein set forth to be met by Borrower, and until Borrower has paid to Lender and any other parties entitled thereto, all fees and other charges due in connection with the Loan.

7.2 AMENDMENTS. No amendment of any provisions of this Loan Agreement, nor consent to any departure of Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.3 NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed or telegraphed or delivered. If to Borrower, the address noted in the Note. If to Lender, at Comerica Bank, 39200 Six Mile Road, Livonia MI 48152, Attn: National Documentation Services.

7.4 GOVERNING LAW AND PARTIES BOUND. This Loan Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

7.5 ATTORNEY'S FEES AND EXPENSES. If Lender shall incur any cost or expense, including, without limitation, reasonable attorney's fees, in connection with this Loan Agreement, the Note or the Loan, in any manner whatsoever, direct or indirect, whether with regard to the collection of amounts due, defense of Lender or otherwise, upon demand by Lender, Borrower shall pay the same or shall reimburse Lender therefor in full.

7.6 ASSIGNMENT BY BORROWER. No commitment issues by Lender to Borrower for the Loan nor any of Borrower's rights hereunder shall be assignable by Borrower without the prior written consent of Lender.

7.7 NO WAIVER: REMEDIES. No failure on the part of the Lender, and no delay in exercising any right under this Loan Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Loan Agreement preclude any other or further exercise thereof or the exercise of any other right.

7.8 SEVERABILITY. In the event that any clause or provisions of this Loan Agreement or any document instrument contemplated by this Loan Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Loan Agreement.

7.9 TIME. Time is the essence of this Loan Agreement.

7.10 WAIVER OF JURY TRIAL. BORROWER AND LENDER, BY EXECUTION OF THIS LOAN AGREEMENT, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS LOAN AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENTS.

7.11 LOAN AS PERMITTED INDEBTEDNESS. If and to the extent the Loan would not be permitted under the terms of any documentation existing as of the date of this Loan Agreement evidencing bilateral extensions of credit by Lender to Borrower, Lender hereby consents to the making of the Loan to Borrower and the Loan shall be deemed indebtedness permitted to be incurred by Borrower under the terms of such existing credit documentation with Lender.

[SEPARATE SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first above written.

Borrower:

C-Bond Systems, Inc

By: [signature]

Name: Vince Puligese

Title: President

Lender:

COMERICA BANK

By: [signature]

Name: GEORGE OLEAR

Title: BANKING CENTER MANAGER